                                                                [LOGO]
                                                               GRAYBAR(R)

                                                         INFORMATION STATEMENT

                                                             May 14, 2007

                         GRAYBAR ELECTRIC COMPANY, INC.
                             34 North Meramec Avenue
                             Clayton, Missouri 63105

                             -----------------------

                              INFORMATION STATEMENT

                             -----------------------

      This Information Statement is furnished to each holder of record of Common Stock of Graybar Electric Company, Inc. (the "Company") and each owner of Voting Trust Interests issued under the Voting Trust Agreement referred to below in connection with the Annual Meeting of Shareholders of the Company. That meeting is to be held at 9:30 A.M. on June 14, 2007 at the Commerce Bank Building, 8000 Forsyth Boulevard, Clayton, Missouri 63105.

The record holders of Common Stock outstanding at the close of business on April 26, 2007 will be entitled to attend and to vote at the meeting. On April 26, 2007, there were 6,561,253 outstanding shares of Common Stock. Each share is entitled to one vote.

On April 26, 2007, 5,177,445 of the issued and outstanding shares of Common Stock of the Company, constituting approximately 79% of the total outstanding, were held of record in the names of the Voting Trustees under the Voting Trust Agreement referred to below under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." The Voting Trustees as a group possess the voting power associated with the shares held of record under the Voting Trust Agreement, and such voting power is sufficient to assure the taking of the following actions, all as more fully described herein:

      (1) Election of the persons nominated by the Board of Directors for election as directors; and

      (2)   Approval of the Three-Year Common Stock Purchase Plan.

      The Voting Trustees have indicated as a group that they presently intend to vote the shares of Common Stock held by them FOR the persons nominated by the Board of Directors for election as directors and FOR approval of the Three-Year Common Stock Purchase Plan. In addition, the Voting Trustees are authorized to vote in their discretion with respect to such other matters as may properly come before the meeting. The Voting Trust Agreement terminates on March 15, 2017, unless sooner terminated by the vote of a majority of the Voting Trustees or the vote of the owners of Voting Trust Interests representing at least seventy-five percent (75%) of the number of shares of Common Stock deposited thereunder.

      This Information Statement will be sent to holders of Common Stock and owners of Voting Trust Interests on or about May 14, 2007.

               ---------------------------------------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

               ----------------------------------------------------

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                         OF THE OUTSTANDING COMMON STOCK

      The following table sets forth certain information as of April 26, 2007 with respect to the beneficial ownership of the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Such beneficial ownership relates solely to voting power because the Voting Trustees do not have any power to dispose of or direct the disposition of the shares of Company Common Stock held under the Voting Trust Agreement.

     Name and Address of Beneficial Owner        Number of Shares   Percent of Class
     ------------------------------------        ----------------   ----------------
D. E. DeSousa, L. R. Giglio, T. S. Gurganous,
R. D. Offenbacher and R. A. Reynolds, Jr.
as Voting  Trustees  under a Voting  Trust
Agreement dated as of March 16, 2007
34 North Meramec Avenue
Clayton, Missouri 63105                                                    79%

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following table sets forth information with respect to the ownership of Voting Trust Interests representing shares of Common Stock held in the Voting Trust as of April 26, 2007 by the persons nominated by the Board of Directors for election as directors, all of whom are presently directors of the Company, and by all executive officers and directors of the Company as a group. On April 26, 2007, no single director or executive officer owned beneficially more than 1% of the Voting Trust Interests. No director or executive officer owns shares of Common Stock of record. The Voting Trustees, when acting in that capacity, as a group possess the voting power associated with approximately 79% of the outstanding shares of Common Stock but possess no power of disposition with respect to such shares.

Name                                                           Number of Shares
----                                                           ----------------

R. A. Cole ..................................................        6,481
D. B. D'Alessandro ..........................................        4,848
D. E. DeSousa ...............................................        4,572
T. F. Dowd ..................................................        5,764
L. R. Giglio ................................................        7,590
T. S. Gurganous .............................................        8,494
F. H. Hughes ................................................            0
R. C. Lyons .................................................        1,585
K. M. Mazzarella ............................................        4,611
R. L. Nowak .................................................        8,408
R. D. Offenbacher ...........................................       10,361
R. A. Reynolds, Jr. .........................................       16,531
K. B. Sparks ................................................        9,802

Executive officers and directors
as a group (15 persons) .....................................       98,729(1.5%)

                                    DIRECTORS

Nominees for Election as Directors

      Thirteen  directors  are to be  elected  to serve  until  the next  Annual
Meeting of Shareholders and until their successors have been elected and qualified. The persons nominated by the Board of Directors for election as directors, each of whom is currently a director, are named in the table below. All of the nominees are presently employees of the Company or one of its subsidiaries. Accordingly, for purposes of serving on the Board or any committee, none of the directors is deemed to be independent within the meaning of the listing standards of the New York Stock Exchange, which the Board has elected to use for purposes of determining independence. Certain additional information concerning the nominees is set forth below.

                                                                                                                     Year in
                                                                                                                      which
                                                                                                                     became a
Name                   Age                            Business Experience Last Five Years                            Director
----                   ---                            -----------------------------------                            --------
R. A. Cole              57     Employed by Company in 1972;  Group Vice  President,  November 2001 to July 2003;       1998
                               District Vice President, July 2003 to present.

D. B. D'Alessandro      46     Employed by Company in 1983; Vice President,  IT Strategy  Project,  June 2001 to       2004
                               February 2003; Vice President and Chief Information Officer, February 2003 to May
                               2005; Senior Vice President and Chief Financial Officer, May 2005 to present.

D. E. DeSousa           48     Employed by Company in 1981; Senior Vice President, Sales and Marketing, November       2000
                               2001 to January 2003; Senior Vice President,  Comm/Data Business, January 2003 to
                               June 2003; Senior Vice President, Sales and Distribution, June 2003 to present.

T. F. Dowd              63     Employed by Company in 1997;  Vice  President,  Secretary  and  General  Counsel,       1997
                               September 1997 to December  2005;  Senior Vice  President,  Secretary and General
                               Counsel, December 2005 to present.

L. R. Giglio            52     Employed by Company in 1978; Vice President, Investment and Inventory Management,       2002
                               April  2001 to April  2002;  Senior  Vice  President,  Operations,  April 2002 to
                               present.

T. S. Gurganous         57     Employed by Company in 1973;  Group Vice  President,  November 2001 to July 2003;       1995
                               District Vice President, July 2003 to present.

F. H. Hughes            60     President and Chief Executive Officer of our majority-owned  subsidiary,  Graybar       2004
                               Electric Canada Limited, and its wholly owned subsidiary, Graybar Canada Limited,
                               January 2001 to present.

                                                                                                                     Year in
                                                                                                                      which
                                                                                                                     became a
Name                   Age                            Business Experience Last Five Years                            Director
----                   ---                            -----------------------------------                            --------
R. C. Lyons             50     Employed by Company in 1979; District Vice  President-Electrical  Sales,  January       2006
                               2002 to January 2003; Vice President-Electrical Sales, January 2003 to July 2003;
                               District Vice President, July 2003 to present.

K. M. Mazzarella        47     Employed by Company in 1980; Vice  President,  Strategic  Planning,  June 2001 to       2004
                               January 2004; Vice President,  Human  Resources and Strategic  Planning,  January
                               2004 to December  2005;  Senior Vice  President,  Human  Resources  and Strategic
                               Planning, December 2005 to present.

R. L. Nowak             60     Employed by Company in 1970; District Vice  President-Electrical  Sales,  January       2006
                               2002 to January 2003; Vice President-Electrical Sales, January 2003 to July 2003;
                               District Vice President, July 2003 to present.

R. D. Offenbacher       56     Employed by Company in 1968;  Group Vice  President,  November 2001 to June 2003;       1994
                               Senior Vice President,  Comm/Data  Business,  June 2003 to February 2004;  Senior
                               Vice President, Sales and Marketing, February 2004 to present.

R. A. Reynolds, Jr.     58     Employed by Company in 1972; President and Chief Executive Officer,  July 2000 to       1993
                               present; Chairman of the Board, April 2001 to present.

K. B. Sparks            61     Employed by Company in 1968;  Group Vice  President,  November 2001 to July 2003;       2001
                               District Vice President, July 2003 to present.

Transactions with Director

      F. H. Hughes, a director of the Company, is a director, officer and more than 10% shareholder of a company that leases ten warehouse and office facilities to our Canadian indirect, majority-owned subsidiary, Graybar Canada Limited, of which Mr. Hughes is President and Chief Executive Officer. The leases have been in effect since we acquired the predecessor of Graybar Canada Limited in 1991. The annual rent for these facilities aggregated $1,323,332 (Canadian) in 2006. Under the terms of the leases, the subsidiary is responsible for all taxes, insurance and maintenance expenses related to the use of the facilities. In addition, Graybar Canada Limited has entered into an agreement to purchase these leased facilities at fair market value as determined by mutual agreement or through an appraisal process, with the first purchase being scheduled for January of 2009. The remaining nine purchases are scheduled for January of 2011. T. F. Dowd and K. M. Mazzarella, acting in their capacity as directors of the Canadian subsidiary, have reviewed the lease transactions and concluded that the terms are comparable to those that could have been obtained in arms-length transactions with unaffiliated third parties based on a study done of market rents of similar properties in each area and, as to the other terms, a comparison to leases entered into by the Company generally. The agreement to purchase the leased properties was reviewed and approved by the Executive Committee of our Board of Directors.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                        AND CORPORATE GOVERNANCE MATTERS

      Our business is managed with the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board of Directors met six times in 2006. All incumbent directors attended more than 75% of the total number of meetings of the Board and all Board committees of which they were members. A meeting of the Board of Directors is typically scheduled in conjunction with the annual meeting of shareholders, and it is expected that all directors will attend the annual meeting absent a schedule conflict or other valid reason. Eleven of the twelve directors in office at the time attended the 2006 Annual Meeting.

      Our Code of Business Conduct and Ethics requires any Vice President or other officer who is not a member of the Board to obtain the approval of the President prior to engaging in any conduct that might result in or be perceived to result in a conflict between the personal interest of the officer and our best interest. The President and any member of the Board must obtain the approval of a majority of the disinterested directors before entering into any such conduct.

Board Committees

      The Board of Directors has designated an Executive Committee consisting of Ms. Mazzarella and Messrs. D'Alessandro, DeSousa, Dowd, Giglio, Offenbacher and Reynolds. Except as otherwise provided by law and the Company's Certificate of Incorporation, the Executive Committee has all the authority of the Board and all Board Committees.

      The Company has an Audit Committee, which met seven times in 2006. Ms. Mazzarella and Messrs. Cole, Dowd, Gurganous, Lyons, Nowak and Sparks are the current members of the Audit Committee. The Audit Committee is governed by a written charter approved by the Board of Directors, which is available at www.graybar.com within the "About Us" page under Graybar's Audit Committee Charter. The Audit Committee and the Board of Directors review and assess the adequacy of the charter at least annually. None of the members of the Audit Committee is an audit committee financial expert as that term is defined in the rules promulgated by the Securities and Exchange Commission (SEC). See "Audit Committee Report."

      The  Board  of  Directors  has also  appointed  an  advisory  Compensation
Committee, which met seven times in 2006. Ms. Mazzarella and Messrs. D'Alessandro, DeSousa, Giglio and Offenbacher currently serve on the Compensation Committee that reviews the Company's compensation policy and makes recommendations to the Chief Executive Officer and the Board of Directors with respect to plan changes. The Compensation Committee also recommends salary adjustments to the Board of Directors for the Chief Executive Officer after considering data received from our outside compensation consultant. The Compensation Committee is governed by a written charter which is available at www.graybar.com within the "About Us" page under Graybar's Compensation Committee Charter. See "Compensation Committee Report."

      The Company has no nominating committee. The Board of Directors has determined that it is appropriate for the entire Board to participate in the consideration of director nominees who, for the most part, historically have been long-time employees of the Company, or one of its subsidiaries, with a broad range of management experience within the Company. When identifying a nominee to fill a vacancy or new position on the Board, the directors consider the recommendation of our Chief Executive Officer, the background and reputation of the candidate in terms of character, personal and professional integrity, his or her business experience, including positions held as an employee of the Company, or one of its subsidiaries, and how the person would complement the other directors in terms of expertise and experience. The Board of Directors does not have a policy with regard to consideration of potential candidates recommended for consideration by holders of Common Stock and owners of Voting Trust Interests. The Board of Directors believes that the procedure used traditionally, which generally has been for the Board to select employees who have been promoted throughout their careers until they reach a relatively senior management position either in the field or at Corporate headquarters, has served the Company and its employee-shareholders well.

Compensation Committee Interlocks and Insider Participation

      At December 31, 2006, all members of the Compensation Committee were officers, directors and employees of the Company.

Director Compensation

      Directors are paid a meeting fee of $300 for each regular Board meeting attended.

                             AUDIT COMMITTEE REPORT

      We constitute the Audit Committee of the Board of Directors of the Company. We oversee the Company's financial reporting process on behalf of the Board of Directors. Other members of management have the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling our oversight responsibilities, we reviewed the audited financial statements with these members of management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of the significant judgments made and the clarity of the disclosures contained in the financial statements.

      We reviewed with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, we discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and have considered the compatibility of non-audit services with the auditors' independence.

      We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Board approved such inclusion.

      Submitted by:

      T. S. Gurganous, Chair
      R. A. Cole
      T. F. Dowd
      R. C. Lyons
      K. M. Mazzarella
      R. L. Nowak
      K. B. Sparks

      Members of the Audit Committee

                      COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

      The  names  and  titles  of  our  "named   executive   officers"  for  SEC
compensation reporting purposes are:

      Name                  Title

      R. A. Reynolds, Jr.   Chairman, President and Chief Executive Officer
      D. B. D'Alessandro    Senior Vice President and Chief Financial Officer
      D. E. DeSousa         Senior Vice President, Sales and Distribution
      T. F. Dowd            Senior Vice President, Secretary and General Counsel
      R. D. Offenbacher     Senior Vice President, Sales and Marketing

Compensation Philosophy and Objectives

      Our compensation philosophy is to reward achievement of specific, annual financial goals, to be internally equitable among our executives and all other employees and to foster long-term employment relationships with key personnel. The principles that underlie our compensation elements for employees also apply to the compensation of the named executive officers.

      We do not grant stock options or other equity-based compensation. All stock owned by the named executive officers, as is the case with all other employees, has been purchased by them under employee common stock purchase plans or has been received as a stock dividend on shares so purchased.

      We use the following objectives to evaluate and determine compensation for the named executive officers:

      o Total compensation is a combination of base salary, annual cash incentive, retirement and health and welfare benefits designed to attract, motivate and retain a highly qualified executive team in a manner consistent with our being an employee-owned company.

      o A significant portion of executive compensation should be at risk, by being tied to our business performance and each individual's contribution to that performance.

Executive Compensation Elements

      Applying this philosophy and set of objectives, we have established a total compensation program for the named executive officers that includes the same elements that are used for all our management employees. Named executive officers also receive director's fees for their board participation.

      The primary compensation elements for our named executive officers are as follows:

      Base Salary. Base salary is the fixed pay element that compensates the named executive officers for services rendered during the fiscal year.

      Named executive officer salaries, including that of our Chief Executive Officer, are reviewed annually and are determined based on a number of factors, including the relative level of responsibility of the position within the Company, the position's impact on profitability and the executive's achievement of performance and development objectives. See "Executive Compensation Process."

      Performance-Based Non-Equity Incentive Compensation. Our Management Incentive Plan (MIP) is a performance-based annual cash incentive award designed to motivate eligible management employees to achieve specific pre-defined annual financial goals set for their respective business units and to reward the achievement of such goals. Those goals are Company-wide for the named executive officers and other participants whose responsibilities are at the Corporate level.

      The same MIP formula is used for the named executive officers as for other management employees except for structural differences related to the applicable business unit (Corporate, District or Branch). MIP has been an integral part of our management compensation program for more than 30 years.

      Amounts payable under MIP vary based on level of responsibility. Therefore, the most senior executive officers have the highest percentage of their total compensation contingent upon the achievement of the annual Corporate-wide financial goals.

      o Annual incentive award payments under MIP are based on actual performance against budget for sales, gross margin and net profit. Each year, the Board of Directors approves budgets consistent with Company growth and other strategic objectives. Parameters used to set the growth objectives include the growth that we can finance internally, the expected growth in the markets we serve and an increase in market share.

      o Named executive officers have a guideline incentive, ranging from 65% to, in the case of our Chief Executive Officer, 80% of base salary. To receive any incentive award under MIP, performance against net profit and gross margin budgets must be at least 60% which yields two points per category. The maximum amount payable under MIP is 150% (150 points) of the applicable guideline incentive. Results at or above 60% of the budgeted amounts for net profit and gross margin are assigned points according to an index provided to all participants in advance of each MIP year.

      Incentive awards payable to all Corporate MIP participants, including the named executive officers, are calculated based on their guideline incentive (eligible base salary multiplied by the applicable guideline percentage), which ranges from 20% to 80% multiplied by the Corporate performance index. The Corporate performance index is calculated based on the aggregate performance of all Districts against budget.

      The following table sets forth the base components of the 2006 MIP performance index for the named executive officers:

                                           Net Profit   Gross Margin     Sales
                                             Points        Points        Points
--------------------------------------------------------------------------------
Corporate                                   Up to 70      Up to 70     Up to 10
(Location for named executive officers)
--------------------------------------------------------------------------------
Net Profit     =   Actual results vs. budgeted net profit before tax, MIP, and profit sharing.

Gross Margin   =   Actual results vs. budgeted gross margin dollars.

Sales          =   Actual results vs. budgeted sales.
--------------------------------------------------------------------------------
NOTE: For the combined Net Profit and Gross Margin components, up to 6 points can be earned for achieving 60% of budget, up to 100 points for achieving 100% of budget and up to 140 points for achieving 110% or more of budget. One point for each one percent of sales that exceeds the sales budgets, up to a maximum of 10 points.
--------------------------------------------------------------------------------

      In 2006, the Districts attained more than 110% of net profit budget, more than 100% of gross margin budget and more than 100% of sales budget. The sum of the points awarded (performance index) for Corporate's attainment of the 2006 goals was 141.

      As an example, a named executive officer with a guideline percentage of 65% and a performance index of 141 for 2006 would earn an MIP payment of 65% times 141% times base salary.

      Deferral of Base Salary and MIP Compensation. Named executive officers are not eligible to participate to the same extent in the savings opportunities afforded all other employees under the Company's qualified profit sharing and savings plan due to income limitations imposed by the Internal Revenue Code
(IRC). To accommodate this difference, the named executive officers are offered a savings replacement opportunity that allows them to voluntarily elect to defer a portion of their base salary or incentive award compensation to a nonqualified plan. If they do so, a portion of any profit sharing contribution may also be deferred as described under "Retirement Plans." See "Executive Compensation - Nonqualified Deferred Compensation."

      Health and Welfare Benefits. Health and welfare benefits are designed to provide competitive, basic health, life and disability insurance for all eligible employees, including the named executive officers. We periodically review the competitiveness of its benefits against the benefits offered by broader general industry."

      Perquisites and other Personal Benefits. We reimburse the named executive officers and other management employees for social and country club memberships when used primarily to conduct business activities. Named executive officers and other executives may also receive spousal travel benefits when our interests warrant spousal attendance at specific meetings or functions related to their duties. See "Executive Compensation - All Other Compensation."

      Retirement Plans.

      o Profit Sharing and Savings Plan. The Company's tax-qualified profit sharing and savings plan permits company contributions, based on the performance of the Company, to be allocated on the same basis to all eligible employees, including the named executive officers. See "Executive Compensation - All Other Compensation." To the extent that an employee's or a named executive officer's annual allocated profit sharing contribution amount under the plan exceeds the limitations imposed by Sections 401 and 415 of the IRC, such excess benefits may be paid in cash or deferred for later payment under the Company's nonqualified, unfunded, noncontributory plan, depending upon the election to defer compensation, made by each eligible employee, including the named executive officer, in the year prior to the plan year. See "Executive Compensation - Nonqualified Deferred Compensation."

      o     Pension  Plan.  We also  provide  a  tax-qualified  defined  benefit pension plan to all eligible employees, including the named executive officers. Pension benefits may be paid from the Company's nonqualified, unfunded, noncontributory plan for any employees, including the named executive officers, to the extent their pension plan benefit exceeds the limitations imposed by Sections 401(a)(17) and 415 of the IRC. See "Executive Compensation - Pension Benefits."

Executive Compensation Process

      Annually, the Compensation Committee engages an outside compensation consultant (Towers Perrin was hired in 2006) to provide competitive market data against which the Chief Executive Officer's compensation is compared. On a periodic basis, including 2006, the outside consultant also provides market data for other executives, including the other named executive officers.

      This market data is one consideration when establishing executive pay levels. Other factors evaluated are individual responsibilities, performance and contribution and internal equity among executives. The Compensation Committee considers all of this data when making pay recommendations to the Board of Directors for the Chief Executive Officer. In turn, the Chief Executive Officer reviews similar data in setting compensation for other senior management personnel, including the remaining named executive officers. Pay levels are established after reviewing the elements of compensation independently and in the context of total compensation.

      The primary competitive market is a peer group of publicly traded companies (the "Peer Group") in the wholesale distribution industry. A secondary source used by the Company is the broader general industry for companies of similar size. The Peer Group, which is periodically reviewed and updated by the Committee, for 2006 consisted of:

o     Advance Auto Parts, Inc.

o     Agilysys, Inc.

o     Airgas, Inc.

o     Anixter International, Inc.

o     Applied Industrial Technologies, Inc.

o     Arrow Electronics, Inc.

o     Avnet, Inc.

o     Bell Microproducts, Inc.

o     BlueLinx Holdings, Inc.

o     Brightpoint, Inc.

o     CDW Computer Centers, Inc.

o     Genuine Parts Co.

o     Grainger (WW), Inc.

o     Schein Henry, Inc.

o     SYNNEX Corp.

o     Thermo Fisher Scientific, Inc.

o     United Stationers, Inc.

o     Watsco, Inc.

o     WESCO International, Inc.

      The 2006 study of Peer Group proxy data provided by our outside consultant, similar to recent historical surveys, indicated that although comparability varies slightly by position, generally our named executive officers and other executives are compensated below the median market level for total compensation. We rely exclusively on annual cash compensation and provide no equity incentives, which are a significant element of compensation for most of the other members of the Peer Group. As is the case with all employees, the named executive officers do not receive a discretionary bonus or stock awards or options.

      In 2006, the outside consultant also performed a competitive review of our employee benefits (excluding profit sharing) compared against the general industry. Our benefits (as a percentage of pay) were found to be generally comparable to the median of the competitive market.

Employment Agreements, Severance and Change-In-Control Benefits

      We do not have employment agreements, change-in-control benefits or executive severance benefits for any of the named executive officers. Named executive officers are eligible for the same severance programs provided to all employees of the Company. See "Executive Compensation - Potential Post-Employment Payments."

                          COMPENSATION COMMITTEE REPORT

      We constitute the Compensation Committee of the Board of Directors of the Company. We have responsibility for recommending, implementing, and continually monitoring adherence to the Company's compensation philosophy, objectives, policies and practices.

      We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Information Statement and, through incorporation by reference from this Information Statement, in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

      Submitted by:

      K. M. Mazzarella, Chair
      D. B. D'Alessandro
      D. E. DeSousa
      L. R. Giglio
      R. D. Offenbacher

      Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The table below sets forth information regarding all elements of the compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

                                                                  Change in
                                                                Pension  Value
                                              Non-Equity        & Nonqualified
                                            Incentive Plan         Deferred         All Other
        Name and                             Compensation        Compensation      Compensation
  Principal Position      Salary ($) (1)        ($) (2)        Earnings ($) (3)      ($) (4)       Total ($)
------------------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.
Chairman, President and
Chief Executive Officer      $535,608          $604,166            $251,786          $175,922     $1,567,482
------------------------------------------------------------------------------------------------------------
D. B. D'Alessandro
Senior Vice President and
Chief Financial Officer      $200,193          $183,478            $124,258          $ 57,925     $  565,854
------------------------------------------------------------------------------------------------------------
D. E. DeSousa
Senior Vice President,
Sales and Distribution       $248,904          $228,120            $157,132          $ 72,469     $  706,625
------------------------------------------------------------------------------------------------------------
T. F. Dowd
Senior Vice President,
Secretary and
General Counsel              $225,803          $206,948            $ 55,078          $ 64,164     $  551,993
------------------------------------------------------------------------------------------------------------
R. D. Offenbacher
Senior Vice President,
Sales and Marketing          $225,391          $206,571            $139,271          $ 67,466     $  638,699
------------------------------------------------------------------------------------------------------------

(1) Amounts earned in 2006 and deferred by certain named executive officers pursuant to deferred compensation agreements with the Company.

(2) Payments made in 2007 for the fiscal year 2006 under the MIP. Includes amounts deferred by certain named executive officers pursuant to deferred compensation agreements with the Company.

(3) Amounts related to changes in pension values from 2005 to 2006. See the Pension Benefits table.

(4) Amounts (including any that have been deferred) include annual amounts contributed by the Company to the profit sharing and savings plan, perquisites and other personal benefits and other miscellaneous items. See "All Other Compensation."

All Other Compensation

      The table below itemizes the value of All Other Compensation received by the named executive officers for 2006 as shown in the Summary Compensation Table.

                                             Registrant
                      Perquisites and     Contributions to
                      Other Personal    Defined Contribution           Tax
       Name           Benefits ($)(1)       Plans ($)(2)       Reimbursements ($)(3)  Other ($)(4)
-------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.       $33,078             $138,368                $3,276             $1,200
-------------------------------------------------------------------------------------------------
D. B. D'Alessandro        $11,293             $ 45,432                $    0             $1,200
-------------------------------------------------------------------------------------------------
D. E. DeSousa             $11,717             $ 59,183                $  369             $1,200
-------------------------------------------------------------------------------------------------
T. F. Dowd                $ 9,027             $ 53,937                $    0             $1,200
-------------------------------------------------------------------------------------------------
R. D. Offenbacher         $12,136             $ 53,497                $  633             $1,200
-------------------------------------------------------------------------------------------------

(1) Amounts paid by the Company for dues for memberships in social clubs, dues for memberships in country clubs and occasional spousal travel as explained in "Compensation Discussion and Analysis - Executive Compensation Elements."

(2) Total qualified and nonqualified Company contributions made under our profit sharing and savings plan on April 2, 2007 for 2006.

(3)   Amounts for taxes reimbursed for spousal travel.

(4)   Annual director's fees.


Non-Equity Incentive Plan Awards

      This table sets forth additional information regarding the range of possible MIP payouts for 2006. The actual payment is shown in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

                                    Estimated Possible Payouts Under
                                    Non-Equity Incentive Plan Awards
                        --------------------------------------------------------
       Name             Threshold ($) (1)     Target ($) (1)     Maximum ($) (1)
--------------------------------------------------------------------------------
R. A. Reynolds, Jr.       $25,709                $428,486            $642,729
--------------------------------------------------------------------------------
D. B. D'Alessandro        $ 7,808                $130,125            $195,188
--------------------------------------------------------------------------------
D. E. DeSousa             $ 9,707                $161,788            $242,682
--------------------------------------------------------------------------------
T. F. Dowd                $ 8,806                $146,772            $220,158
--------------------------------------------------------------------------------
R. D. Offenbacher         $ 8,790               $146,504            $219,756
--------------------------------------------------------------------------------

(1) Threshold represents the amount payable if actual results were 60% of the net profit, gross margin and sales budgets, Target represents 100% of those budgets and Maximum represents 110% of net profit and gross margin budgets and 105% of the sales budgets. No MIP payment would have been due if the threshold had not been reached.

Pension Benefits

      The Company has a qualified defined benefit pension plan covering all eligible employees, including the named executive officers. The plan provides retirement benefits based on an employee's final average earnings and years of service. Employees become fully vested after five years of service, regardless of age, and employees may retire and begin receiving full pensions at the age of 65, at age 55 with 20 years or more of service or any age with 30 years of service under the plan. Employees may also receive reduced early retirement benefits at age 50 with 25 years of service.

      While the formula for executives is the same for all employees, compensation under the qualified plan is limited by the Internal Revenue Code
(IRC) and does not include amounts deferred under a deferred compensation agreement. Therefore, to the extent that an employee's or a named executive officer's annual pension benefit under the plan exceeds the limitations imposed by Sections 401(a)(17) and 415 of the IRC, such excess benefits are to be paid as a supplemental pension benefit under the Company's nonqualified, unfunded, supplemental plan.

      The  annual  benefit   formula  for  the  pension  plans   (qualified  and
nonqualified) is defined as the greater of (a) minus (b), where

      (a) is 1% of the Annual Eligible Pay multiplied by years of Company service, and

      (b) is 1% of his annual social security amount multiplied by years of Company service, up to a maximum of 33-1/3% of such annual social security amount.

The formula below provides a simplified illustration as to how the benefits are calculated:

         Annual      Years of                    Annual Social     Years of
[1%  X  Eligible  X  Company   ]  minus  [1%  X    Security     X  Company   ]
          Pay        Service                        Amount         Service

      o Annual Eligible Pay includes an employee's average annual earnings (base pay, overtime and incentive payments) for the highest consecutive 60 months of Company service. There is a minimum benefit of $18 per month per year of service, up to a maximum of $540 per month.

      o Benefits may be adjusted for pre-retirement spousal protection and certain early retirement penalties.

      o Qualified plan benefits are available in several alternate annuity payment forms, which are actuarially equivalent, or are payable as a lump sum. Nonqualified pension plan benefits are paid in installments beginning the January following termination or retirement based on the plan schedule, which may be up to ten years, depending on the value of the benefits.

      The following table sets forth information regarding the present value of the accumulated benefits under our qualified defined benefit pension plan and the nonqualified supplemental plan. No payments were made to any named executive officer under those plans during 2006.

                                              Number of Years         Present Value of
            Name          Plan Name         Credited Service (#)   Accumulated Benefit ($)
------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.    Qualified Plan              34.6                  $1,022,154
                       Nonqualified Plan           34.6                  $2,897,556
------------------------------------------------------------------------------------------
D. B. D'Alessandro     Qualified Plan              23.8                  $  452,283
                       Nonqualified Plan           23.8                  $   71,385
------------------------------------------------------------------------------------------
D. E. DeSousa          Qualified Plan              25.9                  $  682,534
                       Nonqualified Plan           25.9                  $  424,716
------------------------------------------------------------------------------------------
T. F. Dowd             Qualified Plan               9.8                  $  222,373
                       Nonqualified Plan            9.8                  $  116,173
------------------------------------------------------------------------------------------
R. D. Offenbacher      Qualified Plan              38.6                  $1,166,812
                       Nonqualified Plan           38.6                  $  525,716
------------------------------------------------------------------------------------------

      Assumptions. The change in pension values provided in the Summary Compensation Table and the present value of accumulated benefits provided in the Pension Benefits table are based on the following assumptions:

      o Accumulated benefits for all named executive officers are based on years of Company service and Annual Eligible Pay through December 31, 2006.

      o If the named executive officer was not yet eligible for an unreduced benefit as of December 31, 2006, it is assumed that the participant will remain employed until the date when he is first eligible for an unreduced early retirement benefit, and then the benefit is paid immediately. As of December 31, 2006, Messrs. Reynolds and Offenbacher were eligible for an unreduced early retirement benefit under both the qualified and nonqualified plans.

      o Participants are assumed to select the lump sum optional form of payment, which is based on a combination of the Pension Benefit Guaranty Corporation (PBGC) interest rate used to calculate lump sum payments, the 30-year Treasury rate and the mortality assumptions prescribed by Section 417(e) of the IRC. The lump sum interest rate for payments as of January 1, 2007 is 3.3% and is assumed to increase to a normative level of 5.5% over 15 years.

      o As required for the named executive officers who are not eligible for an unreduced early benefit on December 31, 2006, pension benefits have been calculated with salary and service through December 31, 2006 but assumed not to be payable until the date when they are first eligible. Therefore, the lump sum payable at the participant's earliest unreduced commencement date has been discounted back to the reporting date (12/31/2006) using the discount rate used for financial reporting purposes (5.75% for 12/31/2006). No adjustment has been made for pre-retirement spousal protection.

      Contingent Benefits. If the participant terminates employment prior to retirement eligibility, an annuity is payable at age 65 or an actuarially reduced benefit is payable between ages 55-65 for participants who terminated with at least 20 years of Company service. A pre-retirement spousal annuity is payable if a married participant dies while employed or prior to commencing payment of benefits. Participants on long-term disability continue to earn credit toward pension benefits.

Nonqualified Deferred Compensation

      As discussed in the Compensation Discussion and Analysis, certain executives, including named executive officers, may voluntarily defer 2% to 15% of base salary and/or 2% to 25% of incentive payments pursuant to their individual deferred compensation agreements. The Company does not fund or match any of these voluntary employee contributions. In addition, the deferred compensation accounts include Company contributions that would have been paid to the qualified profit sharing and savings plan except for the annual limitations imposed by the Internal Revenue Code.

      At the end of each calendar quarter, deferred compensation accounts are credited with interest based on the average crediting rate for the prior calendar quarter under the stable value fund (fixed income) of the Company's profit sharing and savings plan. Nonqualified deferred compensation payments are made in installments beginning in the January following termination or retirement based on the plan schedule, which may be up to ten years, depending on the value of the benefits.

      The following table provides information with respect to the nonqualified deferred compensation accounts for each of the named executive officers. No withdrawals or distributions were paid to any of the named executive officers during 2006.

                          Executive               Registrant               Aggregate               Aggregate
                      Contributions in         Contributions in           Earnings in           Balance at Last
      Name        Last Fiscal Year ($)(1)   Last Fiscal Year ($)(2)   Last Fiscal Year ($)   Fiscal Year End ($)(3)
-------------------------------------------------------------------------------------------------------------------
R. A. Reynolds, Jr.       $     0                     N/A                   $57,706                $1,270,747
-------------------------------------------------------------------------------------------------------------------
D. B. D'Alessandro        $ 5,978                   $12,432                 $   643                $   17,148
-------------------------------------------------------------------------------------------------------------------
D. E. DeSousa             $     0                     N/A                   $     0                $        0
-------------------------------------------------------------------------------------------------------------------
T. F. Dowd                $16,094                   $20,937                 $ 6,963                $  158,247
-------------------------------------------------------------------------------------------------------------------
R. D. Offenbacher         $55,529                   $20,497                 $19,955                $  458,423
-------------------------------------------------------------------------------------------------------------------

(1)   Amounts of base salary and incentive payment deferred in 2006.

(2) The portion of Company profit sharing contributions exceeding the limits imposed with respect to the qualified plan that were credited to deferred compensation accounts for 2006 for those named executive officers electing to defer compensation earned during 2006.

(3) These balances, as of December 31, 2006, include interest, deferred salary and incentive payments and deferred profit sharing contributions accrued and reported in prior years but do not include the nonqualified profit sharing contributions that were paid on April 2, 2007 discussed in the preceding note.

Potential Post-Employment Payments

      Each named executive officer participates in the same benefit plans with the same options available to him or her as all employees of the Company upon voluntary or involuntary termination (with or without cause), early or normal retirement, disability or death. Termination following a change of control would be treated the same as any other termination.

      Payments Made Upon Voluntary Termination, Retirement or Disability. In the case of a voluntary termination, retirement or disability, named executive officers are entitled to receive all compensation and benefits earned, accrued and vested during their term of employment.

      Payments Made Upon Involuntary Termination (with or without cause). If a named executive officer were terminated without cause (layoff), compensation and benefits paid would be the same as for a voluntary termination, retirement or disability. In addition, a severance payment would be made in a single lump sum payment equal to one week of base pay for each year of completed service. Assuming a termination was effective for reason of layoff as of December 31, 2006, the severance amount that would have been payable to the named executive officers was: R. A. Reynolds, Jr. - $355,584, D. B. D'Alessandro - $96,597, D.
E. DeSousa - $126,214, T. F. Dowd - $39,207, R. D. Offenbacher - $180,256.

      If a named executive officer were terminated with cause from the Company's employment, earned, accrued and vested compensation would be paid with the exception of earned vacation and earned floating holiday compensation.

      Payments Made Upon Death. In the event of the death of an employee, including a named executive officer, compensation and benefits would be paid the same as for a voluntary termination, retirement or disability.

      In addition, death benefits for each of the named executive officers at December 31, 2006 were as follows:

      o     $250,000 under the Company's basic life insurance plan,

      o $250,000 under the Company's basic life accidental death and dismemberment insurance plan, if applicable, and

      o $500,000 under the Company's business travel insurance plan, if applicable.

      Payments Made Upon a Change of Control. The Company has not entered into Change of Control Severance Agreements with any of the named executive officers or any other employee.

              APPROVAL OF THE THREE-YEAR COMMON STOCK PURCHASE PLAN

      The Board of Directors will submit to the Annual Meeting of Shareholders for shareholder approval the Three-Year Common Stock Purchase Plan (the "Plan") pursuant to which the Company will offer to eligible employees, including officers, of the Company and its wholly owned subsidiary, Commonwealth Controls Corporation, the right to subscribe for shares of Common Stock of the Company at a price of $20.00 per share in each of the years 2007, 2008 and 2009. The maximum number of shares that may be issued pursuant to the Plan is two million (2,000,000). The Plan was unanimously approved by our Board of Directors of the Company on March 8, 2007. Each annual offering will afford eligible active, full-time employees of the Company and Commonwealth Controls Corporation, and certain eligible retirees who were active, full-time employees on March 31 of the year in which the offering is made, an opportunity to purchase shares of Common Stock. Holders of Common Stock or owners of Voting Trust Interests who are not active, full-time employees of the Company or Commonwealth Controls Corporation will not be entitled to participate in the Plan, with the exception of employees who retire on a pension (except a deferred pension) on or after March 31 and prior to October 1 of the year in which the offering is made. The eligibility conforms to the policy initially adopted when the company's active employees acquired all of its Common Stock from Western Electric Company and followed continuously since then. The number of shares of Common Stock to be offered in each of the years will be determined by the Board of Directors. It is contemplated that the terms of each of the 2007, 2008 and 2009 offerings will be substantially as described below.

      It is presently contemplated that the subscription period for an offering under the Plan would run from a date in October to one in December of the applicable year as determined by the Board of Directors. Subscribers would have the option of paying in full on or before a date in January of the following year as set by the Board of Directors for the shares subscribed for or agreeing to make payments for the shares subscribed for in equal installments through payroll deductions (or direct monthly payments in certain cases where subscribers are no longer on the Company's or Commonwealth Controls Corporation's regular payroll). Installment payments would commence with the second payroll payment date in January of the year following the offering and end with the last payroll payment date in November of that year. Subscribers who elect to use payroll deduction have the right at any time to pay the full remaining amount due, and upon any such accelerated payment, certificates will be issued representing the fully paid shares and the payroll deduction will no longer apply. Shares paid for in full will be issued as of the date paid in full. Shares paid for in installments will be issued of record by the tenth day of March, June, September and December to the extent they have been fully paid for.

      Additional information with respect to the terms of the offering and the number of shares for which each eligible employee or retiree of the Company or Commonwealth Controls Corporation will be entitled to subscribe are set forth in the Plan, a copy of which is annexed to this Information Statement as Exhibit A. The total purchase price to be paid will equal that number of shares multiplied by $20.00. The number of shares to be offered to each eligible employee or retiree of the Company in any offering will be determined by dividing the base salary of that employee or retiree at March 31 of the applicable year by a dollar amount determined by the Board of Directors for each offering and multiplying that amount by the applicable multiplier shown in the following table:

      Grade/Band Classifications             Multiplier
      --------------------------             ----------

      Executives EX1 through EX5                3.00
      Grades 17, 18, 19 and 20 and Band M1      2.50
      Grades 15 and 16 and Band M2              2.25
      Grades P and Q                            1.90
      Grades N and O                            1.85
      Grade 14 or below covered either by
      the Management Incentive Plan or the
      Sales Incentive Plan and Band M3          1.75
      Grades J, K, L and M                      1.50
      All others                                1.25

The Board of Directors will also determine the appropriate number of shares to be offered to each eligible employee and eligible retiree of Commonwealth Controls Corporation using salary classifications comparable to those listed in the table above.

      Shares of Common Stock purchased pursuant to the terms of the Plan will, upon issuance, be deposited in the Voting Trust established by the Voting Trust Agreement and Voting Trust Interests will be issued in respect thereof, except that subscribers who prior to the offering are already shareholders of record who elected not to participate in the Voting Trust Agreement will receive stock certificates representing the shares for which they subscribe.

      All subscribed shares of Common Stock will be issued and held subject to the terms, provisions, restrictions and qualifications set forth in the Restated Certificate of Incorporation of the Company, as amended, which, among other things, provides the Company the option to repurchase shares of its Common Stock at the price at which such shares were issued, with appropriate adjustment for current dividends, in the event any holder of Common Stock wants to sell, transfer or otherwise dispose of any of his or her shares of such Common Stock or in the event of his or her death or termination of his or her employment other than by retirement on a pension (except a deferred pension). The Voting Trust Interests to be issued under the Voting Trust Agreement will provide, in substance, that every Voting Trust Interest is issued and held upon and subject to the same terms and conditions (including all restrictions) upon which Common Stock of the Company is issued and held. Each subscriber by executing a Subscription Agreement will specifically agree to be bound by the provisions of the Restated Certificate of Incorporation and will agree that all Common Stock or Voting Trust Interests held by such subscriber shall be subject to these provisions.

      The Plan provides that no corporate action that would result in a distribution of Common Stock or other assets of the Company to its shareholders (except the payment of cash dividends or the issuance of shares of Common Stock pursuant to the installment payment method) will be taken without first giving notice of such proposed action to subscribers who have not then completed their installment payments on the Common Stock for which they have subscribed. Such subscribers will be granted not less than twenty (20) days to accelerate their payments on such Common Stock in order that they may obtain the benefits of such action.

      As and when payments are received from subscriptions, they will be added to the general funds of the Company.

      The last Common Stock Purchase Plan of the Company, in connection with which 506,662 shares of Common Stock were subscribed for, ran from October 26, 2006 to December 1, 2006. Under that plan, each of the directors, other than Mr. Hughes, who was not entitled to participate, and all directors and officers as a group purchased the number of shares set forth below:

Name                                      Number of Shares
----                                      ----------------

R. A. Cole ............................         726
D. B. D'Alessandro ....................         990
D. E. DeSousa .........................       1,236
T. F. Dowd ............................       1,131
L. R. Giglio ..........................       1,074
T. S. Gurganous .......................         915
F. H. Hughes ..........................           0
R. C. Lyons ...........................         657
K. M. Mazzarella ......................         990
R. L. Nowak ...........................         765
R. D. Offenbacher .....................       1,119
R. A. Reynolds, Jr. ...................       2,589
K. B. Sparks ..........................         885

All directors and officers as a group
(15 persons) ..........................      14,508

      The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock is required to approve the Plan. The Voting Trustees have indicated they presently intend to vote the shares of Common Stock held by them in favor of, and thereby approve, the Plan. Upon shareholder approval, the Company and the Voting Trustees intend to file a Registration Statement with the SEC with respect to the shares of Common Stock to be offered in 2007 under the Plan and the Voting Trust Interests to be issued in respect thereof and the offering will be made pursuant thereto. The expenses of each offering will be paid by the Company.

         RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Ernst & Young LLP audited the financial statements of the Company and its subsidiaries in 2006 and will be considered for reappointment by the Board of Directors in June 2007. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. No representative of Ernst & Young LLP is expected to attend the Annual Meeting of Shareholders.

      The fees billed to the Company by Ernst & Young LLP with respect to the years 2006 and 2005 were as follows:

                                        2006        2005
                                        ----        ----

                Audit Fees           $ 695,740   $ 569,594
                Audit-Related Fees   $  37,180   $  32,490
                Tax Fees             $ 179,487   $ 706,894

      Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements, the timely review of the financial statements included in the Forms 10-Q filed by the Company during each year, general consultations on accounting and disclosure matters, and international statutory audits. Audit-Related Fees include audits of the Company's employee benefit plans, advisory services related to the management report on internal controls, and other audit-related services. Tax Fees include services rendered for tax compliance, tax advice, and tax planning. It is expected that Ernst & Young LLP will provide similar non-audit services during the year 2007. In connection with its review and evaluation of non-audit services, the Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

      The Audit Committee has established procedures for the pre-approval of all audit and non-audit services to be performed by the independent auditor retained to audit the Company's financial statements. Under these procedures, types of services and an estimated range of fees are established and pre-approved annually. Invoices for pre-approved services that are within the pre-approved range may be paid by the Senior Vice President and Chief Financial Officer or the Vice President and Controller. If the fees for any type of service are expected to exceed the pre-approved limit, a request must be submitted to the Audit Committee Chair. Services other than those included in the annual pre-approval must be considered and authorized in advance by the Audit Committee on an engagement-by-engagement basis.

                                  MISCELLANEOUS

      Effective December 1, 2006, the Company renewed the insurance covering directors and officers, along with the fiduciary liability which covers certain other employees against liabilities imposed on them as a result of their employment with the Company. This coverage is provided by National Union Fire Insurance Company (a member of the AIG Group) and St. Paul Insurance Company for a total premium of $177,884 through November 30, 2007.

      Owners of Common Stock and Voting Trust Interests may communicate directly with the Board of Directors by mail at Graybar Board of Directors, 34 North Meramec Avenue, Clayton, Missouri 63105. All such communications will be received directly by the Chairman of the Board and the Senior Vice President, Secretary and General Counsel and reviewed with the other directors as they deem appropriate.

      The management of the Company knows of no other matters to be brought before the meeting.

                       By Order of the Board of Directors

                                 THOMAS F. DOWD
                                    Secretary

May 14, 2007

      A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year 2006 will be made available without charge upon written request addressed to the Secretary of the Company at its principal executive offices. A copy is also accessible at www.graybar.com within the "About Us" page under "Graybar SEC Filings." Additionally, a copy of the Company's report can be obtained at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. Also, a copy of our electronically filed materials can be obtained at www.sec.gov.

                                                                       EXHIBIT A

                      THREE-YEAR COMMON STOCK PURCHASE PLAN
                            DATED AS OF JUNE 14, 2007
              RELATING TO UP TO 2,000,000 SHARES OF COMMON STOCK OF
                         GRAYBAR ELECTRIC COMPANY, INC.

                        --------------------------------

1.    General; Employees entitled to subscribe.

      1.1 This Plan provides for offerings in each of the years 2007, 2008 and 2009 (each, an "Applicable Year") to eligible employees, including officers, of Graybar Electric Company, Inc. (the "Company"), and its wholly owned subsidiary, Commonwealth Controls Corporation, and retirees who were active, full-time employees of the Company or Commonwealth Controls Corporation on March 31 of the Applicable Year, of the right to subscribe for shares of the Company's common stock, par value $1.00 per share with a stated value of $20.00 per share (the "Common Stock"), at a price of $20.00 per share. The aggregate number of shares of Common Stock to be offered in each year and the terms of such offering shall be determined by the Board of Directors. The maximum number of shares of Common Stock that may be issued pursuant to this Plan is 2,000,000. This Plan shall remain in effect until January 31, 2010 unless terminated prior thereto by the Board of Directors of the Company, and thereafter insofar as the provisions relate to shares of Common Stock subscribed for under the Payroll Deduction Method as described in Section 4.2.

      1.2 Each person who on September 30 of the year in which an offering is conducted (the "Applicable Year") is (a) an active, full-time employee of the Company or Commonwealth Controls Corporation continuously employed by the Company or Commonwealth Controls Corporation since March 31 of the Applicable Year or (b) a person who on March 31 of the Applicable Year is an active, full-time employee of the Company or Commonwealth Controls Corporation and who retires on a pension (except a deferred pension) after March 31 and prior to October 1 of the Applicable Year (a "Qualified Retiree") will be entitled to subscribe at the price of $20.00 per share for the number of shares of the Company's Common Stock determined pursuant to Section 3. Such persons are sometimes referred to as "eligible participants" or "Qualified Retirees" and after executing a Subscription Agreement are referred to as "subscribers"; provided, however, that the term "eligible participants" shall not be deemed to include in any Applicable Year: any person (a) who receives a pension (unless he or she is an active, full-time employee on March 31 of an Applicable Year and retired on a pension (except a deferred pension) after said March 31 and prior to October 1 of the Applicable Year), (b) who is employed solely on a contract basis or who by written agreement has released all stock subscription rights, or
(c) who is included in a collective bargaining unit represented by a labor organization where the agreement between the Company and the labor organization excludes such person from subscribing for Common Stock of the Company.

2.    Period for and method of making subscription.

      Any eligible participant desiring to subscribe for shares of Common Stock offered for sale under this Plan shall either sign a Subscription Agreement substantially in the form set forth herein, or otherwise approved by the Board of Directors for such purpose for an offering to be made in an Applicable Year, and file it, on or before the date specified for each Applicable Year, with the Secretary at the executive offices of the Company, 34 North Meramec Avenue, Clayton, Missouri 63105 or complete and submit an on-line subscription in the manner set forth at www.planenrollments.com/gbe. No subscription shall be effective and binding unless and until accepted by the Company at its executive offices. No subscription will be accepted after the close of business on the date specified in the applicable Subscription Agreement.

3. Determination of number of shares for which an eligible participant is entitled to subscribe.

      The maximum number of shares for which an eligible participant may subscribe shall be determined as hereinafter provided:

      3.1. The Subscription Right of each eligible participant, subject to increase as provided in Section 3.2 and reduction as provided in Section 3.3, shall be determined by dividing the annual salary rate of each eligible participant in effect on March 31 of the Applicable Year by a dollar amount determined by the Board of Directors for each Applicable Year (or such other dollar amount or other ratio as may hereafter be established with respect to an offering of shares for an Applicable Year by the Board of Directors). Fractional shares resulting from this computation shall be disregarded.

      3.2. The number of shares determined in accordance with Section 3.1 shall, in the case of eligible participants who on March 31 of the Applicable Year were in the salary classifications listed below, be multiplied as follows (or using such other multiple as hereafter may be established with respect to an offering of shares for an Applicable Year by the Board of Directors):

            3.2.1. Eligible Company participants in Executive classifications EX
                   1 through EX 5 - 3.00 times;

            3.2.2. Eligible  Company  participants  in Grades 17  through 20 and
                   Band M1 -- 2.50 times;

            3.2.3. Eligible Company participants in Grades 15 and 16 and Band M2
                   -- 2.25 times;

            3.2.4. Eligible  Company  participants  in  Grades  P and Q --  1.90 times;

            3.2.5. Eligible  Company  participants  in  Grades  N and O --  1.85 times;

            3.2.6. Eligible  Company  participants  in Grade 14 or below who are covered either by the Management Incentive Plan or the Sales Incentive Plan and Band M3 -- 1.75 times;

            3.2.7. Eligible Company participants in Grades J, K, L and M -- 1.50 times;

            3.2.8. All other eligible Company participants -- 1.25 times; and

            3.2.9. Eligible  participants  who  are  employees  of  Commonwealth
                   Controls Corporation -- As determined by the Board of Directors for each participant using the closest comparable salary classification then in effect at Commonwealth Controls Corporation.

Fractional shares resulting from the above computations shall be disregarded.

      3.3 In the unlikely event the aggregate number of shares subscribed for by all eligible participants in an offering for an Applicable Year were to exceed the number of shares that the Board of Directors determines shall be offered in such Applicable Year, the number of shares that each eligible participant would be entitled to purchase shall be reduced to a number determined by multiplying the number of shares for which such eligible participant has subscribed (but in no event more than the number to which such employee is entitled to subscribe under this Section) by a fraction, the numerator of which is the number of shares being offered and the denominator of which is the aggregate number of shares subscribed for by all eligible participants. Fractional shares resulting from such computation shall be disregarded.

4.    Payments for issuance of stock.

      Payments for shares subscribed for may be made pursuant to either of the following methods (or such other method as hereafter may be established by the Board of Directors with respect to any offering):

      4.1. Full Payment: Payment in full for the shares subscribed for on or before the date in January of the year following the Applicable Year set by the Board of Directors, in which case the shares paid for will be issued as of that date.

      4.2. Payroll Deduction: Payments in equal installments made at each of the regular pay periods commencing with the second pay period in January of the year following the Applicable Year and ending with the last pay period in November of that year. The Company shall issue no later than the tenth day of March, June, September and December of the year following the Applicable Year a share certificate to the Voting Trustees or Non-Participating Shareholders (as such terms are defined in Section 5.2), whichever is appropriate, for such number of full shares of Common Stock as have been fully paid for prior to such issue date.

            4.2.1. Payments shall be made, in the case of a subscriber on the Company's or Commonwealth Controls Corporation's payroll, through payroll deductions authorized by the subscriber and, in the case of a subscriber who is no longer on the Company's or Commonwealth Controls Corporation's payroll but whose subscription has not been cancelled in accordance with
      Section 5.4, through monthly payments made directly by such person to the Treasurer of the Company on or before the last day of each month. Except as provided in Section 5.4, subscriptions made under the Payroll Deduction Method and the obligations of subscribers to make full payment for all shares subscribed for (including any authorization to the Company or Commonwealth Controls Corporation to make payroll deductions) shall be irrevocable.

            4.2.2. No interest shall be paid on amounts deducted from a participant's salary or pension or paid directly to the Treasurer.

            4.2.3. A subscriber, at his or her option exercised at any time, may pay the balance due on all or any portion of the number of shares subscribed for, and upon such payment, shares will be issued for which payment is so made.

5.    Conditions of subscription.

      Each subscription for shares of Common Stock hereunder is expressly subject to, among other things, the following terms, and every subscriber shall agree to all of them by executing a Subscription Agreement:

      5.1. Right to receive stock not transferable.

      No subscriber may sell, pledge or in any manner alienate or suffer to be alienated his or her right to purchase Common Stock under the Plan, including the right to receive Voting Trust Interests or stock certificates representing shares of Common Stock. A violation of this provision shall constitute a withdrawal by the subscriber from his or her Subscription Agreement, in which event the only right of the subscriber or his or her assignee shall be to have the Company return to the person entitled thereto the total amount paid under said Subscription Agreement. Such return shall operate as a cancellation and satisfaction of all rights under the Subscription Agreement.

      5.2. Issuance of stock certificates and Voting Trust Interests.

      A stock certificate or certificates representing the shares subscribed for and purchased pursuant to this Plan by subscribers who are or who, upon executing a Subscription Agreement, become parties to the Voting Trust Agreement (the "Voting Trust Agreement") dated as of March 16, 2007, relating to shares of Common Stock of the Company, shall be issued to, and deposited by the Company with, the Voting Trustees thereunder (the "Voting Trustees") in accordance with the provisions of Section 4.05 of the Voting Trust Agreement. The Voting Trustees will record ownership of Voting Trust Interests for such subscribers representing the number of shares subscribed for and purchased by them and deposited in the Voting Trust. Stock certificates representing the shares subscribed for and purchased pursuant to this Plan by subscribers who are shareholders prior to such subscription and who are not parties to the Voting Trust Agreement ("Non-Participating Shareholders") shall be issued and delivered directly to such subscribers.

      5.3.   Subscribers   bound  by  provisions  in  Restated   Certificate  of
Incorporation, as amended.

      All shares of Common Stock subscribed for shall be issued and held subject to all the terms, provisions, restrictions and qualifications set forth in the Restated Certificate of Incorporation, as amended, of the Company, which provides, among other things, that the Company has the option to repurchase outstanding shares of Common Stock at the price at which such shares were issued, with appropriate adjustment for current dividends, in the event any shareholder shall desire to sell, transfer or otherwise dispose of any of his or her shares, or in the event of his or her death (in which case the option is exercisable beginning one year after the date of death) or in the event of termination of his or her employment other than by retirement on a pension. Eligibility for or entitlement to a deferred pension under the Graybar Electric Company, Inc. Pension Plan does not constitute a retirement on a pension for purposes of this Section 5.3 or for purposes of the Restated Certificate of Incorporation. The Voting Trust Interests issued and to be issued under the Voting Trust Agreement provide, in substance, that every Voting Trust Interest is issued and held upon and subject to the same terms and conditions upon which shares of Common Stock are issued and held. Each subscriber, by executing a Subscription Agreement, specifically agrees to be bound by all provisions of this Section 5.3 and agrees that all stock certificates or Voting Trust Interests owned by such subscriber shall be subject to such provisions.

      5.4. Cancellation of subscription on termination of employment.

      In the event of the death of a subscriber or the termination of his or her employment other than by retirement on a pension (except a deferred pension) or the subscriber receives a "hardship" withdrawal from Account K under the Company's Profit Sharing Plan before any or all of the shares of Common Stock subscribed for are issued, his or her subscription shall be cancelled as to shares not then issued, and the subscriber or the subscriber's estate shall be entitled to receive the total amount of the purchase price, if any, then held by the Company for unissued shares under this Plan, without interest. Payment of such amount by the Company shall operate as a cancellation and satisfaction of all rights under his or her Subscription Agreement. Refund of any balance due employees who terminate service or make a hardship withdrawal shall be made in the quarter following termination. Eligibility for or entitlement to a deferred pension under the Graybar Electric Company, Inc. Pension Plan does not constitute a retirement on a pension for purposes of this Section 5.4.

      5.5. Interpretation and implementation; amendment.

      The determination of the Board of Directors of the Company upon any question concerning the application or interpretation of any of the provisions of this Plan or, of the Subscription Agreement or any offering conducted under this Plan shall be final, and no director shall incur any liability or obligation by reason of any error of fact or of law or of any matter or thing done or suffered or omitted to be done in connection with any such determination or interpretation or otherwise, except any attributable to that director's own willful misconduct. This Plan may be amended, in whole or in part, by the Board of Directors, provided, however that, any amendment to Section 1 or Section 6 shall require the consent of the Shareholders of the Company. The Executive Committee of the Board of Directors shall have the power to exercise all authority granted to the Board of Directors by the Plan and to take any action the Board of Directors may take under or with respect to the Plan.

6.    Certain corporate action not to be taken without notice.

      The Company will not take any action that would result in a distribution to its shareholders of shares of Common Stock or other assets (except the payment of cash dividends on shares of Common Stock or the issuance of shares of Common Stock pursuant to installment payments made under Section 4.2) without first giving notice of such proposed action to all subscribers who elected the Payroll Deduction Method and have not then paid their subscriptions in full and granting such subscribers an opportunity within such time (not to be less than 20 days) and in such manner as the Board of Directors may determine to be reasonable, to complete their payments on all shares subscribed for by them and thereby to become shareholders entitled to the benefit of and subject to such action.

7.    Right of the Company to issue and sell additional shares of Common Stock.

      Nothing in this Plan shall be construed to limit or restrict in any way the right of the Company from time to time hereafter to sell any of the shares offered pursuant to this Plan and not issued pursuant to subscriptions made hereunder or any shares that may now or hereafter be authorized or may now or hereafter be reacquired by the Company upon exercise of the repurchase option described in Section 5.3 or otherwise.

      Set forth below is the form of the Subscription Agreement approved for use in connection with the Plan:

                             SUBSCRIPTION AGREEMENT

      1. I hereby subscribe to purchase ______ shares of common stock, par value $1.00 per share with a stated value of $20.00 per share (the "Common Stock"), of Graybar Electric Company, Inc., a New York corporation (the "Company"), under and pursuant to the terms and conditions stated below and of the Three-Year Common Stock Purchase Plan dated as of June 14, 2007 of the Company (the "Plan"). I agree to pay $20.00 for each such share as follows:

                                                                                        Number of Shares
                                                                                        ----------------
Full Payment:        Payment in full on or before January ___, 200___--------------      ---------------

Payroll Deduction:   Payment  in  __________  (__)  equal  installments  payable by payroll  deduction at each regular  payroll date commencing in
                     January ________. Upon acceptance of this subscription,  (i) I direct that,  during such time as I shall be on the  Company's or  Commonwealth  Controls  Corporation's  payroll,  I  hereby authorize  periodic  payroll  deductions  to be  made  from my salary  in  accordance  with this  Agreement  and the Plan and applied to the  purchase  price of the shares  subscribed  for until such shares are fully paid for or until my  subscription is cancelled in accordance  with Section 5.4 of the Plan;  and
                     (ii) I promise  that  during such time as I shall no longer be
                     on  the  Company's  or  Commonwealth  Controls   Corporation's
                     payroll I will make monthly payments directly to the Treasurer of the Company in accordance  with the Plan,  to be applied to the  purchase price of the shares subscribed  for by me, until such  shares are  fully paid for or until my  subscription  is
                     cancelled in accordance with Section 5.4 of the Plan. --------      ---------------

                     Total shares subscribed for: ---------------------------------      ===============

      2. I understand that the number of shares I hereby subscribe for may be reduced as provided in Section 3.3 of the Plan.

      3. If I am a party to the Voting Trust Agreement dated as of March 16, 2007 (the "Voting Trust Agreement") relating to shares of Common Stock of the Company, or if I become a party to the Voting Trust Agreement pursuant to
Section 4 of this Subscription Agreement, I agree and direct that certificates for the shares of Common Stock purchased by me pursuant hereto, when issuable pursuant to the Plan, be issued to and deposited with the Voting Trustees under the Voting Trust Agreement who will issue Voting Trust Interests in my name for the certificates so deposited that, unless I request otherwise, will be uncertificated and evidenced by a book-entry system maintained by the Voting Trustees.

      4. This Section 4 does not apply to subscribers who prior to signing this Agreement are already parties to the Voting Trust Agreement or to subscribers who prior to signing this Agreement are already shareholders of record of Common Stock and are not parties to the Voting Trust Agreement.

         (a) I hereby represent and warrant that I have received a copy of the Voting Trust Agreement, that I am familiar with its terms and provisions and that I desire to become a party to the Voting Trust Agreement and be bound thereby.

         (b) I hereby authorize M. J. Beagen or K. M. Higgins as my attorney-in-fact, both with full power of substitution, to execute and deliver the Voting Trust Agreement on my behalf.

         (c) I recognize that this power of attorney constitutes an election to participate in the Voting Trust Agreement, which is given in consideration of a similar election made by other employees of the Company or Commonwealth Controls Corporation and is therefore irrevocable.

      5. I have read the Plan and, for the considerations stated therein and for the privilege of subscribing for such shares of Common Stock, I agree to be bound by all of the provisions of the Plan, including without limitation all the terms set forth in Section 5 of the Plan.

      6. I request and direct that any Voting Trust Interests or stock certificates issued in my name pursuant to this subscription be registered in the same name as Voting Trust Interests or stock certificates previously issued to me or, if I am not currently an owner of Voting Trust Interests or stock certificates, in my name as shown on the payroll records of the Company or Commonwealth Controls Corporation.

                                                    ____________________________
                                                      Signature of Subscriber

                          Dated: ____________________________________, 200______